UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NTELOS Holdings Corp.
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The following updated materials were made available to customers on NTELOS Holdings Corp.’s public internet website.

(Updated – August 21, 2015)
Acquisition Highlights:

nTelos is excited to announce plans to combine with Shentel, a Sprint affiliate based in the Shenandoah Valley. This acquisition must go through regulatory and shareholder approval and is expected to close in early 2016. Shentel is a publicly traded, diversified communications company, based in Edinburg, VA, that operates its wireless business as a Sprint affiliate.
This acquisition leverages the combined strengths of both companies and will result in continued expansion in the markets we serve under the Sprint brand. Customers will experience all the benefits of a national brand – enhanced coverage and access to the latest devices and services – while getting a level of service that can only be delivered by a locally-operated company.
Both companies are committed to ensuring a smooth transition for customers and employees during this time.
Customers will see no immediate impact to their service. When the transaction closes, nTelos stores will become Sprint branded stores and billing will be handled through Sprint.

Why is Shentel acquiring nTelos?
The acquisition of nTelos by Shentel is an opportunity for two regional companies to join forces and further expand into rural markets, combining our 4G/LTE network and resources to provide a great customer experience.
Can you explain exactly how Sprint and Shentel work together?
Shentel’s wireless segment is the largest Sprint PCS Affiliate in the country and currently provides wireless service to approximately 435,000 customers. As an affiliate company, Shentel has the exclusive rights to provide Sprint wireless service to certain markets. Additional information regarding the Sprint/Shentel relationship can be obtained at Shentel’s investor relations website at: investor.shentel.com.
Will the nTelos retail locations remain open? Will nTelos locations change their name to Shentel?
As part of the transaction, Shentel has announced that it will convert almost all nTelos retail locations to the Sprint brand upon the closing of the transaction. Shentel has indicated that none of the nTelos brands will continue after the closing.
How will my service change?
Until the transaction closes, there will be no change to your service, you’ll continue to be serviced by nTelos and receive your bills from nTelos. Following closing, there will be no change other than using the Sprint brand rather than the nTelos brand. Your service will transition to Shentel/Sprint, as will all of your customer service (billing, customer care, online account management). Over the next few years, Shentel has announced that it intends to complete the 4G LTE upgrade and add 150 additional coverage sites.
Will my rate plans stay the same?
Great news, Shentel has stated that customers will either stay on their current plan or move to a comparable Sprint plan that is equal to or better than their existing plan.
How will my coverage change?
The same network that you have come to rely on will remain in place, and over the next few years, Shentel has committed to continue the network investment and significantly grow our coverage capabilities, building 150 new cell sites to extend coverage.
Will my monthly bills change?
Through at least the closing of the merger, you’ll continue to receive your nTelos bill as usual. At some point after closing, which is expected in early 2016, Shentel has informed us that the format of your bill will change and it will be branded Sprint after the transaction closes. However, the amount paid for the rate plans by the customer will be the same.
Am I still under contract?
Yes, customers with an existing nTelos contract will automatically be transitioned to Shentel/Sprint.

Will my current device work after the transition?
Yes. We have been informed by Sprint and Shentel that all nTelos devices will work on the Shentel/Sprint network.

What do nTelos customers have to do to switch to Sprint?
Nothing. Shentel has informed us that all nTelos customers’ phones will continue to work. Shentel has also announced that bills and all correspondence will be branded Sprint after the transaction closes. Soon after closing, customers will be migrated to the Sprint billing system. Shentel has also advised us that customers will continue to pay the same amount for their service. Additional information will be communicated as we get closer to the closing.
What happens to customers who do not want to become part of Sprint?
Shentel has informed us that customers with an existing nTelos contract will automatically be transitioned to Sprint. Any former nTelos customer who does not wish to become a Sprint customer can change wireless carriers when their existing contract expires.
When will this transition take effect? What is the timeline for this transaction?
We expect the transition to be completed shortly after the closing of the transaction in early 2016.
What will happen with the nTelos Eastern Markets?
The shutdown of service in the Eastern Markets will continue as scheduled. As previously announced, all nTelos wireless service will cease on November 15, 2015.
Will Shentel/Sprint still offer the FRAWG plan (no contract/pay as you go)? Or will Shentel/Sprint only offer contract phone plans?
Shentel/Sprint has informed us that they will offer the full line of Sprint prepaid products – Sprint prepaid, Boost and Virgin Mobile. Shentel has indicated that they intend to move existing FRAWG customers over to a Sprint prepaid plan that is as good as or better than the one they have today.
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Forward Looking Statements
This document may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will,” “may” “should,” and similar expressions identify forward-looking statements, which generally are not historical in nature.
Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between SHEN and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (SEC), including without limitation its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed thereafter, which are available on the SEC’s website at www.sec.gov.
Additional Information and Where to Find It

This document does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS will file with the United States Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS files with the SEC (when available) from the SEC's website at www.sec.gov and on NTELOS’s investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC (when available) may be obtained from NTELOS free of charge by directing a request to NTELOS’s Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.
NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS’s investor relations website at ir.ntelos.com.